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                                                                    EXHIBIT 99.7
                          CONSENT OF PERSON DESIGNATED
                      TO SERVE ON THE BOARD OF DIRECTORS OF
                                   IPCS, INC.


     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the joint proxy statement-prospectus constituting part of iPCS, Inc.'s Registration Statement on Form S-4 as a person about to become a director of iPCS, Inc.



                                                      /s/ Timothy G. Biltz
                                               ---------------------------------
                                               Timothy G. Biltz

Dated:  May 2, 2005